Exhibit 10.2
Execution Version
AMENDMENT TO THE
C&J ENERGY SERVICES, INC.
2006 STOCK OPTION PLAN
          WHEREAS, C&J Energy Services, Inc. (the “Company”) has heretofore adopted the C&J Energy Services, Inc. 2006 Stock Option Plan (the “2006 Plan”) under which stock options have been granted to employees, directors, and consultants of the Company;
          WHEREAS, the Company intends to adopt the C&J Energy Services, Inc. 2010 Stock Option Plan (the “2010 Plan”) under which stock options may be granted to employees, directors, and consultants of the Company;
          WHEREAS, in connection with the Company’s adoption of the 2010 Plan, the Company desires to permanently suspend the granting of new Awards under the 2006 Plan effective as of the date of the closing of that certain private placement described in the preliminary offering memorandum dated November 22, 2010, pursuant to which shares of Company common stock will be purchased and/or placed by FBR Capital Markets & Co. (the “Effective Date”); and
          WHEREAS, in connection with the Company’s private placement of additional common stock of the Company, the Company desires to fully vest all outstanding Options granted under the Plan;
          NOW, THEREFORE, the Plan is hereby amended as follows, effective as provided below:
1.	Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

2.	Notwithstanding any provision of the Plan to the contrary:
(a)	No Awards shall be granted under the 2006 Plan on or after the Effective Date.

(b)	Any Award outstanding under the 2006 Plan as of the Effective Date shall continue to be subject to the terms of the 2006 Plan and the applicable Award document.

(c)	All outstanding Options granted under the 2006 Plan that have not previously vested are hereby made fully vested and immediately exercisable effective as of the Effective Date and, with respect to any such outstanding Options held by Josh Comstock, Randy McMullen, or Brett Barrier (the “Executives”), immediately following the effectiveness of that certain employment agreement between such Executive and the Company dated as of the Effective Date.

3.	In the event that the Effective Date does not occur, this amendment shall be null and void and of no force and effect and the terms of the 2006 Plan shall continue in full force and effect without regard to this amendment.

4.	As amended hereby, the 2006 Plan is specifically ratified and reaffirmed.
[Signatures on next page.]

          IN WITNESS WHEREOF, the undersigned have caused these presents to be executed this 23rd day of December, 2010, effective for all purposes as provided above.

C&J ENERGY SERVICES, INC.

By:	/s/ Randy McMullen
Name:	Randy McMullen
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

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